UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2005

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrants as specified in its charter)

Florida	333-108661	59-3128514
Florida		42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our April 3, 2005 Report on Form 10-Q filed on May 17, 2005.

B. Supplemental Information

On May 18, 2005, the Registrant held a telephonic conference call. During the call, the following information was discussed by Michael J. Short, Principal Financial Officer, Universal City Development Partners, Ltd.

OVERALL

Welcome to our first quarter earnings call. During this call, I will discuss the results of both UCDP and Holdings. Since Holdings includes the results of UCDP, the operating results are very similar. I will point out specific differences as we go. Before I get into the numbers, I wanted to make a couple of overall structural comments. First, was the impact of our calendar change. The first quarter of 2005 included January 1, 2005 to April 3, 2005. The first quarter of 2004 included December 28, 2003 to March 27, 2004. The net result of this change was two extra days in 2005. Second and more importantly, was the early timing of Easter. Last year Easter was April 11. This year Easter was March 27. This moved a high volume season period from April in 2004 to March in 2005.

ATTENDANCE

Our paid attendance for the first quarter increased 9%. This attendance increase was driven by growth in all our point of origin markets, especially the international market, which was up 26%. We also experienced a 5% growth in our unique visitors and an increase in the number of days admissions per visitor from 1.59 to 1.64. Again, the shift in the timing of Easter caused much of the year-to-year gain.

FINANCIAL RESULTS

I am now turning to our quarterly financial results. Revenue grew almost $34 million, or 19%. This was driven by both the attendance increase that I just mentioned, along with improved yield on tickets, food, and merchandise. As a result, our spending per guest increased by 10% versus prior year. Total costs and operating expenses increased largely due to our higher volume. Expenses were up about $21 million, or 12%. This resulted in an operating income increase of $13 million and additional EBITDA of $11 million, which gave us EBITDA growth of 32%. Other expense is driven primarily by interest. For UCDP, interest was favorable by more than $3 million, or 11%, compared to prior year. This was primarily from lower interest rates obtained during our December 2004 refinancing. At Holdings, interest was unfavorable by about $5 million. This was due to the incremental interest on the bonds at Holdings.

Turning to operating cash flow, UCDP generated $22 million in cash. Cash generated by Holdings was $5 million less than UCDP due to the interest on the bonds at Holdings. Cash used from investing activities was $7.5 million, primarily consisting of capital expenditures. This allowed us to open a second theater at our very popular Shrek attraction. At the end of the quarter, we maintained a strong liquidity position. At UCDP, we had cash of almost $33 million and total liquidity of $133 million. At Holdings, we had incremental cash of almost $10 million.

OUTLOOK

In terms of more recent data, our April year-to-date numbers are a better reflection of our early 2005 performance since Spring Break is in both current and prior year data. As you would expect from my earlier comments, April year-to-date results are more in line with prior year performance. Revenue is up mid single digits as we experienced continued strength in guest spending (up 10%) that offset volume softness associated with lower consumer confidence and the increase in gas prices. Year-to-date operating income is up almost $3 million, or 10%. This includes about $6 million in unfavorable marketing timing resulting from shifting our marketing campaign to earlier in 2005

We have seen great synergy with NBC Universal. As a matter of fact, the season finale of Fear Factor was filmed at our parks. This will air on May 23. In addition, we have a new Fear Factor show that will open in just a few weeks. We are very excited about this new attraction and think it is will be a great addition to our overall portfolio.

QUESTIONS

A question was raised regarding our availability to pay deferred fees and distributions. At the end of the quarter, the gross Restricted Payment basket under the UCDP bonds was approximately $210 million, less $140 million of fees paid and distributions made, leaving $70 million available for further distributions. The Restricted Payment basket availability under the Holdings bonds was $20 million. Both the bonds and UCDP’s senior secured credit agreement have certain leverage ratio tests which must also be met.

C. Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: May 18, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Principal Financial Officer

UCDP FINANCE, INC.

Date: May 18, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer (Principal Financial Officer)